PURCHASE AND SUBSCRIPTION AGREEMENT

         This Agreement made in duplicate this 17th day of September, 1998

B E T W E E N:

                        POWERTRADER, INC., a corporation
                   incorporated under the laws of the State of
                                Delaware, U.S.A.
                           (hereinafter called "PTI")
                                          OF THE FIRST PART

                                     - and -

                         458468 B.C. LTD., a corporation
                       incorporated under the laws of the
                        Province of British Columbia and
                             MICHAEL WITHROW of the
                     City of Port Coquitlam, in the Province
                               of British Columbia
                        (hereinafter called the "Vendor")
                                          OF THE SECOND PART

                                     - and-

                           POWERTRADER SOFTWARE INC.,
                    a corporation incorporated under the laws
                       of the Province of British Columbia
                              (hereinafter "PTSI")
                                          OF THE THIRD PART

                                     - and -

                          FINANCIAL MODELS COMPANY INC.
                  a corporation incorporated under the laws of
                             the Province of Ontario
                           (hereinafter called "FMC")
                                          OF THE FOURTH PART

                                    RECITALS

A. Vendor is, or will be at Closing, directly or indirectly, the registered and beneficial owner of 1,309,696 shares of the Common Stock;

B. At Closing FMC is willing to purchase and the Vendor is willing to sell its respective interest in the shares of Common Stock on the terms and conditions contained in this Agreement;

C. Concurrent with the purchase of the shares of Common Stock from the Vendor, FMC is willing to subscribe for and purchase, and PTI is willing to issue and sell, 14,000,000 shares of Common Stock on the terms and conditions contained in this Agreement;

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1 Definitions. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

         (1) "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

         (2) "Agreement" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.


         (3) "Applicable Law" means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgement, decree, treaty or other requirement having the force of law (collectively, the "Law") relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

         (4) "Assets" means all the properties, assets, interests and rights of PTI and PTSI including the following:

               (a) all rights and interests of PTI and PTSI to and in the Leased Premises and under the Premises Leases, including prepaid rents, security deposits and options to renew or purchase, rights of first refusal under the Premises Leases and all leasehold improvements owned by PTI and PTSI and forming part of the Leased Premises;

               (b)   the inventories;

               (c)   the Receivables;

               (d) all rights and interest under or pursuant to all warranties, representations and guarantees, express, implied or otherwise, of or made by suppliers or others in connection with the Assets;

               (e)   the Intellectual Property;

               (f)   the Contracts;

               (g)   the Licenses and Permits;

               (h)   the Books and Records;

               (i) all prepaid charges, sums and fees paid by PTI and PTSI before the Closing Time;

               (j) all goodwill of PTI and PTSI including the present telephone numbers, internet domain addresses and other communications numbers and addresses of the Corporations;

               (k) all of the issued and outstanding shares in the capital of the subsidiaries; and

               (l) all proceeds of any or all of the foregoing received or receivable after the Closing Time.

         (5) "Books and Records" means all books, records, files and papers of PTI and PTSI including (to the extent assignable) computer programs used by PTI and PTSI in connection with the above, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel, employment and other records, and the minute and share certificate books of PTI and PTSI, and all copies and recordings of the foregoing.

         (6) "Business" means the business carried on by PTI and PTSI which primarily involves the design, development and provision of software products, internet services and related services to the financial services sector.

         (7) "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto.

         (8)   "Canadian Dollar" means the lawful currency of Canada.

         (9)   "Claim" has the meaning given in Section 8.1.

         (10) "Closing" means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement.

         (11) "Closing Date" means the Business Day as soon as practicable after completion of all conditions and due diligence, but in no event later than October 15, 1998 unless the parties shall otherwise agree.

         (12) "Closing Time" means the time of closing on the Closing Date provided for in Section 5.1.

         (13) "Common Stock" means 14,000,000 authorized but unissued common shares of PTI U.S.$0.01 par value per share.

         (14)  "Consents  and  Approvals"   means  all  consents  and  approvals
               required to be obtained in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or required to carry on the Business after the Closing Date as the Business is currently carried on by PTI and PTSI.

         (15) "Contracts" means all rights and interests of PTI and PTSI in all pending and/or executory contracts, agreements, leases and arrangements to which any of PTI and PTSI is a party or by which either of PTI or PTSI or any of the Assets or the Business is bound or affected, as listed in section 7.1(14) and 7.1(15).

         (16)  "Corporations" is defined in Section 7.1(8).

         (18) "Debenture" means the convertible debenture substantially in the form of Exhibit A hereto.

         (19)  "Direct Claim" has the meaning given in Section 8.5.

         (20) "Director" means a director of PTI; and "Directors" means every Director.

         (21) "Employee" means an individual who is or has been employed by either PTI or PTSI; and "Employees" means every Employee.

         (22)  "Employee Plans" has the meaning given in Section 7.1(24).

         (23)  "Financial Statements" has the meaning given in Section 7.1(12).

         (24) "GAAP" means those accounting principles which are recognized as being generally accepted in the United States from time to time as set out in the handbook published by the American Institute of Certified Public Accountants, consistently applied.

         (25) "Indemnified Party" means a Person whom the Vendors and PTI and PTSI or FMC, as the case may be, has agreed to indemnify under
               Article 8. "Indemnifying Party" means, in relation to an Indemnified Party, the Party to this Agreement that has agreed to indemnify that Indemnified Party under Article 8.

         (26) "Intellectual Property" means all of PTI's and PTSI's rights to and interests in:

               (a) all business and trade names, corporate names, brand names and slogans Related to the Business;

               (b) all patents, patent rights, patent applications (including all reissues, divisions continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration or industrial designs and trade secrets Related to the Business;

               (c) all copyrights and trade-marks (whether used with software or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights Related to the Business; and

               (d)   all licenses of the  intellectual  property listed in items
                     (a) to (c) above.

         (27) "Interim Period" means the period from the date of this Agreement to the date of Closing.

         (28) "Knowledge" of any Person means in the case of an individual, the knowledge of that individual after reasonable inquiry of those persons who ought reasonably to have knowledge of the matter and in the case of a corporation, the knowledge of any of the officers or directors of such corporations after reasonable inquiry of those persons who ought reasonably to have knowledge of the matter.

         (29) "Leased Premises" means all real property that is leased or occupied by PTI or PTSI under the Premises Leases.

         (30) "Liabilities" means all costs, expenses, charges, debts, liabilities, claims, demands and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, under or in respect of any contract, agreement, arrangement, lease commitment or undertaking, Applicable Law and Taxes.

         (31) "License Agreement" means the agreement providing FMC with use of the source code for DataMill and associated documentation, substantially in the form of Exhibit B hereto.

         (32) "Lien" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

         (33) "Material Adverse Change" means a change in the Business, Assets or capital of PTI and PTSI which has had or is reasonably likely to have a significant adverse effect on the value of the Shares.

         (34) "Notices" means the notices required to be given to any Person under Applicable Law or pursuant to any contract or other obligation to which either of PTI or PTSI is a party or by which either of PTI or PTSI is bound or which is applicable to any of the Assets in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement or the carrying on of the Business after the Closing as the Business is currently carried on by the PTI and PTSI.

         (36) "Officer" means an officer of any of PTI, PTSI or 458468 BC Ltd.; and "Officers" means every Officer.

         (38)  "Party"  means a party to this  Agreement  and any reference to a
               Party  includes  its  successors  and  permitted   assigns;   and
               "Parties" means every Party.

         (39) "Permitted Liens" means the mortgages, charges and other liens listed in Schedule 1.1(39)

         (40) "Person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

         (41) "Preferred Stock" means the authorized but unissued shares of Preferred Stock having those rights and privileges as are set forth in Schedule 1.1(41).

         (42) "Premises Leases" means all the leases, agreements to lease, subleases, licence agreements and occupancy or other agreements relating to the Leased Premises.

         (43)  "Purchase Price" has the meaning given in Section 2.1.

         (44)  "Purchaser's Solicitors" means McCarthy, Tetrault.

         (45) "Receivables" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of PTI and PTSI together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits, but excluding any amounts owing to or from Affiliates.

         (46) "Regulation S" means Regulation S adopted by the United States Securities and Exchange Commission under the Securities Act.

         (47) "Related to the Business" means used in, arising from or relating in any manner to the Business.

         (48)  "SEC" means the United States Securities and Exchange Commission.

         (49) "Securities Act" means the U.S. Securities Act of 1933, as amended.

         (50)  "Securities Laws" means,  collectively,  (i)  the Securities Act;
               (ii) the Securities Exchange Act of 1934, as amended; and (iii) Canadian provincial and federal securities laws.

         (51) "Shares" means collectively, the Vendor's shares of Common Stock, the Common Stock to be issued by PTI in accordance with Section
               2.2 hereof, and the Preferred Stock of PTI and "Share" means any such shares.

         (52) "Software" means all rights to and interest in the computer application programs, associated information processing technology, databases, procedures and data files, comprising, without limitation, PowerTrader Analyst, PowerTrader Data Mill, PowerTrader Pro, Investors On-Line, and the QuoteDesk, provided by PTI and/or PTSI and all copyrights therein, and technology, computer programs and other computer software (including systems and applications), source code, object code, algorithms and architecture related thereto.

         (53)  "Subscription Price" has the meaning given in Section 2.2.

         (53) "Taxes" (individually, "Tax") means all taxes, charges, fees, levies, imposts, and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, custom duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties imposed by any governmental authority, (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

         (54)  "Third Party Claim" has the meaning given in Section 8.5.

         (55)  "United   States"  means  the  United  States  of  America,   its
               territories and possessions, any State of the United States and the District of Columbia.

         (56) "U.S. Person" means a U.S. Person as that term is defined in Regulation S under the Securities Act.

         (57)  "Vendor" means 458468 B.C. Ltd.

         (58) "Vendor's Shares" means the 1,309,696 shares of Common Stock owned by 458468 B.C. Ltd.

         (59) "Vendor's Solicitors" means Gallop, Johnson & Neuman, L.C. for PTI and the Vendor and Kerr, Redekop, Leinburd & Boswell for PTSI.

1.2 Headings and Table of Contents. The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 Business Days. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 Currency and Payment Obligations. Except as otherwise expressly provided in this Agreement:

         (1) all dollar amounts referred to in this Agreement are stated in Canadian Dollars; and

         (2) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

1.6 Statute References. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.7 Section and Schedule References. Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

       EXHIBITS
       --------

           A.        Convertible Debenture
           B.        Licence Agreement


        SCHEDULES
        ---------
         1.1(39)     Permitted Liens
         1.1(41)     Preferred Stock
         7.1(2)      Authorized Capital
         7.1(6)      Ownership of Shares
         7.1(8)      Organization of Corporations
         7.1(12)     Financial Statements
         7.1(13)     Assets
         7.1(14)     Leased Premises
         7.1(15)     Material Contracts
         7.1(17)     Intellectual Property and Software
         7.1(20)     Consents and Approvals
         7.1(22)     Litigation
         7.1(23)     Employment Contracts
         7.1(24)     Employees Plans
         7.1(25)     Suppliers
         7.1(26)     Product Warranties
         7.1(27)     Affiliated Transactions
         7.1(28)     Intercompany Services
         7.1(29)     Filings
         7.1(31)     Tax Paid

                                    ARTICLE 2

                               PURCHASE OF SHARES

2.1 Agreement to Purchase Vendor's Shares. At the Closing Time, subject to the terms and conditions of this Agreement, 458468 B.C. Ltd. shall sell to FMC, and FMC shall purchase from the Vendor, 1,309,696 shares of Common Stock at a price of US$0.01 per Common Shares for aggregate proceeds to the Vendor of US$13,096.96 (the "Purchase Price"):


2.2 Agreement to Purchase and Issue Shares. At the Closing Time, subject to the terms and conditions of this Agreement, FMC agrees to subscribe for and purchase from PTI, and PTI agrees to issue and sell to FMC, 14,000,000 shares of authorized but unissued Common Stock at a price of US$0.01 per share for aggregate proceeds of US$140,000. (the "Subscription Price").

2.3 Amount of Purchase Price and  Subscription  Price. The total of the Purchase
Price  and  the   Subscription   Price  payable  by  FMC  for  Shares  shall  be
US$153,096.96. (the "Total Purchase Price").

2.3.1 Deposit on Purchase Price and Subscription Price. FMC, upon execution of a letter of intent, dated 27th August, 1998, deposited with PTI and 458468 BC Ltd., US$10,000 each for the benefit of PTI and the Vendor, respectively. FMC agrees the deposit in favour of the Vendor shall be non-refundable, payable immediately upon execution of the aforesaid letter of intent and applied by the Vendors to the Purchase Price at Closing Time. The deposit in favour of PTI shall be applied to the Subscription Price at Closing Time or, in any event, paid to PTI on 11th September, 1998; provided, however, that the deposit in favour of PTI shall be refunded to FMC in the event that:

         (1) PTI unreasonably fails to complete the transaction contemplated by this Agreement; or

         (2) Any of the following matters are reasonably established as a result of due diligence by FMC, to its sole satisfaction, to be materially inaccurate on or before Closing:

               (a) PTI and PTSI have developed a set of software products for use by securities professionals and private investors to
                     manage,   process  and  analyse  transactions  and  related
                     information via the Internet. In addition, PTI and PTSI have developed certain complementary data acquisition and trading software for the investment industry. As of the 27th August, 1998 and as of the Closing Time, the Software is in good working condition, free of material defects, time bombs, viruses, trap doors and hidden access codes, and when operated on suitable computer equipment functions properly and consistently with the documentation thereof.

               (b) The documentation and specifications associated with the above Software are of sufficient clarity and quality, such that a software developer of reasonable competence and ability can, upon the expenditure of no more than three months of effort, implement and cause the Software to
                     operate    successfully   in   an   appropriate    computer
                     environment.

               (c) There are no known legal actions or other legal proceedings that have been instituted or are pending against either PTI or PTSI, except for a commercial contract dispute with Digidyne which dispute does not affect in any PTI's or PTSI's rights to and in the Software.

               (d)   FMC  is  satisfied  as  to  any  other   matters  which  it
                     reasonably determines are relevant in the context of this transaction.

2.4 Payment of Purchase Price and Subscription Price. The Purchase Price and Subscription Price, after credit for the relevant Deposits provided for above, shall be paid and satisfied by FMC by certified cheque, bank draft or wire transfer at the Closing Time.

                                    ARTICLE 3
                                  QUALIFICATION

3.1 PTI shall, on or before the Closing Time, take or cause to be taken, including the passing of requisite resolutions of the directors of PTI, all actions to provide for the issuance of the 14,000,000 shares of Common Stock and to designate the terms and conditions attaching to the Preferred Stock by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the number of Preferred Shares to be included in any series, and to fix the designation, powers, preferences and rights of the Preferred Shares and the qualifications, limitations or restrictions thereof in accordance with
Schedule 1.1(41) hereof. In addition, PTI shall, on or before the Closing Time, take or cause to be taken, including the passing of requisite resolutions of the directors of PTI, all actions to provide for the issuance of the Debenture in favour of FMC at such time or times as FMC may determine to loan funds to PTI, on terms generally in accordance with those contained in the draft debenture attached hereto as Exhibit B.

3.2 All actions required to be taken by or on behalf of PTI so as to permit FMC to purchase the authorized but unissued 14,000,000 Common Shares and the Vendor's Shares pursuant to regulatory exemptions pursuant to the Securities Laws shall have occurred on or prior to the Closing Time.

                                    ARTICLE 4
                                  DUE DILIGENCE

4.1 The Vendor, PTI and PTSI shall allow and assist FMC and its representatives to conduct all due diligence investigations of, without limitation, the business, the corporate records, the shareholder lists, products, customer lists, environmental condition, results of operation, financial condition, assets, liabilities, obligations and business prospects which FMC may reasonably require on or before Closing.

                                    ARTICLE 5
                              CLOSING ARRANGEMENTS

5.1 Closing. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of the Purchaser's Solicitors, or at such other time on the Closing Date or such other place as may be agreed orally or in writing by the Vendor, PTI, and FMC.

5.2 Vendors' Closing Deliveries. At the Closing, each of the Vendor, PTI and PTSI shall deliver or cause to be delivered to FMC the following documents, as applicable:

         (1)   the certificate or certificates representing the Common Stock;

         (3) a transfer of the Vendor's Shares in a form to be agreed upon by the Parties, acting reasonably, duly executed by the Vendor;

         (4) a bring-down certificate of PTI, PTSI and 458468 B.C. Ltd. in a form to be agreed upon by the Parties, acting reasonably;

         (5) a corporate certificate of the Secretary or other officer of each of PTI, PTSI and 458468 B.C. Ltd. in a form to be agreed upon by the Parties, acting reasonably;

         (6) evidence in form satisfactory to FMC, acting reasonably, that the Consents and Approvals required to be obtained by the 458468 B.C. Ltd. or PTI and PTSI have been obtained;

         (7) an opinion of the Vendors' Solicitors addressed to FMC in a form to be agreed upon by the Parties, acting reasonably;

         (8)   the License Agreement, duly executed by PTI; and

         (9) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by FMC to complete the transactions provided for in this Agreement.

5.3 FMC's Closing Deliveries. At the Closing, FMC shall deliver or cause to be delivered to the Vendors and PTI and PTSI, as applicable, the following documents and payments:

         (1) a bring-down certificate of the President or other senior officer of FMC dated as of the Closing Date in a form to be agreed upon by the Parties, acting reasonably;

         (2) a corporate certificate of the Secretary or other officer of FMC in a form to be agreed upon by the Parties, acting reasonably;

         (3)   the payments referred to in Section 2.2;

         (4) evidence in form satisfactory to the Vendors, acting reasonably, that the Consents and Approvals required to be obtained by FMC have been obtained;

         (5) an opinion of the Purchaser's Solicitors addressed to the Vendors in a form to be agreed upon by the Parties, acting reasonably;

         (6) all such other assurances, consents, agreements, documents and instruments as may reasonably be required by the Vendors to complete the transactions provided for in this Agreement.

                                    ARTICLE 6
                              CONDITIONS OF CLOSING

6.1 FMC's Conditions. FMC shall not be obliged to complete the purchase and sale of the Vendor's Shares or the subscription for the Common Stock pursuant to this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of FMC and may be waived, in whole or in part, only in writing by FMC at any time; and the Vendor, Michael Withrow, PTI and PTSI agree with FMC to take all such actions, steps and proceedings as are reasonably within their control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

         (1)   Representations   and   Warranties.   The   representations   and
               warranties of the Vendor PTI and PTSI in Section 7.1 shall be true and correct at the Closing in all material respects.

         (2) Vendor's/Corporations' Compliance. The Vendor and the Corporations shall have materially performed and complied with all of the terms and conditions in this Agreement on their part to be performed or complied with at or before Closing and shall have furnished or caused to have been furnished to FMC such certificates, affidavits or statutory declarations of the Corporations and of the Vendor or of officers of the Corporation and of the Vendor as FMC or FMC's counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Vendor or by the Corporations, as the case may be, at or prior to the time of Closing have been performed and complied with and that the representations and warranties of the Vendor and the Corporations herein given are true and correct at the Closing.

         (3) Material Adverse Change. During the Interim Period, there shall have been no Material Adverse Change.

         (4) No Litigation. There shall be no litigation or proceedings other than as herein disclosed:

               (a) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated by this Agreement; or

               (b)   pending or threatened against any of the Parties or against
                     any  of  their  respective   Affiliates  or  any  of  their
                     respective directors or officers which:

                     (i) in the result, could adversely affect the right of FMC to acquire or retain the Shares; or

                     (ii) in the reasonable judgment of FMC, would have a substantial and adverse impact on the Business.

         (5) Directors and Officers. All directors and officers of the Corporations specified by FMC shall resign as at the Closing Time and such nominees as FMC may specify shall be appointed as directors and officers as at the Closing Time. All directors and officers of the Corporations shall, upon their resignation, release the Corporations from any and all possible claims against the Corporations (other than for indemnification under Article VIII of the Bylaws and for any indebtedness owed by the Corporations to such person) arising from any act, matter or thing arising at or prior to the Closing Date.

         (6) Transfer of Shares/Designation of Preferred Stock. All necessary steps and proceedings shall have been taken by 458468 B.C. Ltd. to permit the 1,309,696 shares of Common Stock to be duly and regularly transferred to and registered in the name of FMC. All necessary steps and proceedings shall have been taken by PTI to
               (i) permit the issuance of the 14,000,000 authorized shares of Common Stock to be registered in the name of FMC, and (ii) to establish the designation, powers, preferences and rights of the Preferred Stock and the qualifications, limitations or restrictions thereof as set forth in Schedule 1.1(41).

         (7) Consents and Approvals. All the Consents and Approvals have been obtained, including Consents and Approvals:

               (a) in connection with any shareholders agreement, indenture, lease, deed of trust, mortgage, loan agreement, or other material agreements Related to the Business; and

               (b) in connection with any credit agreement and any related security agreements entered into by the Vendors, the Corporations or their Affiliates; and

               (c) in connection with the issuance to FMC of a Debenture to secure monies to be advanced by FMC to PTI after the Closing.

         (8) License Agreement. FMC and PTI shall have entered into the Licence Agreement.

         (9) Obligations of 458468 B.C. Ltd. At Closing 458468 B.C. Ltd. shall have executed a Consultant Agreement with PTSI for the services of Withrow and shall have cancelled all prior such agreements with PTSI and shall have acknowledged the surrender and expiry of 350,000 options to purchase shares of Common Stock of PTI.

         (10) Form and Legality. The form and legality of all matters incidental to the sale by the Vendors and the Corporations and the purchase by FMC of the Shares shall be subject to the approval of FMC's Solicitors.

6.2 Condition not Fulfilled. If any condition in Section 6.1 has not been fulfilled in all material respects at or before the Closing Time, and unless the Parties have agreed to extend the Closing Date, then FMC may, in its sole discretion, without limiting any rights or remedies available to FMC at law or in equity, either:

         (1) terminate this Agreement by notice to the Vendor PTI and PTSI in which event FMC shall be released from its obligations under this Agreement to complete the purchase of the Shares; or

         (2) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

6.3 Vendor's/Corporations' Conditions. The Vendor PTI and PTSI shall not be obligated to complete the transactions contemplated by this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Vendor PTI and PTSI, and may be waived, in whole or in part, only in writing by the Vendor PTI and PTSI at any time; and FMC agrees with the Vendor PTI and PTSI to take all such actions, steps and proceedings as are reasonably with FMC's control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

         (1)   Representations   and   Warranties.   The   representations   and
               warranties of FMC in Section 7.2 shall be true and correct at the Closing in all material respects.

         (2) FMC's Compliance. FMC shall have materially performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have furnished or caused to have been furnished to the Vendor, PTI and PTSI such certificates, affidavits or statutory declarations of FMC or of officers of FMC as the Vendor, PTI and PTSI or their respective counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by FMC at or prior to the time of Closing have been performed and complied with and that the representations and warranties of FMC herein given are true and correct at Closing.

         (3) Consents and Approvals. All of the Consents and Approvals to be obtained by FMC shall have been obtained.

6.4 Condition not Fulfilled. If any condition in Section 6.3 shall not have been fulfilled at or before the Closing Time, and unless the Parties have agreed to extend the Closing Date, and without limiting any rights or remedies available to the Vendor or PTI and PTSI at law or in equity, then:

         (1) any of the Vendors or PTI and PTSI may, in their sole discretion, terminate this Agreement by notice to FMC, in which event all of the Vendors and PTI and PTSI shall be released from all obligations under this Agreement; or

         (2) all of the Vendors and PTI and PTSI may, in their sole discretion, waive compliance with any such condition without prejudice to any right of termination they may have in the event of non-fulfillment of any other condition.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of the Vendors and the Corporations. As a material inducement to FMC's entering into this Agreement and completing the transactions contemplated by this Agreement, and acknowledging that FMC is entering into this Agreement in reliance upon the representations and warranties set out in this Section 7.1, the Vendors, Michael Withrow and PTI and PTSI jointly and severally represent and warrant to FMC as follows:

         (1) Incorporation and Authorization. Each of PTI, PTSI and 458468 B.C. Ltd. is a corporation duly incorporated under the laws of the jurisdiction of its organization and is duly organized, validly subsisting and in good standing under such laws, and each has all necessary corporate power, authority and capacity to
               enter  into  this   Agreement  and  all  other   agreements   and
               instruments to be executed by them as contemplated by this Agreement and carry out their obligations under this Agreement and such other agreements and instruments. Each of the Vendors and Corporations has all necessary capacity and authority to execute this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of PTI, PTSI and 458468 B.C. Ltd.

         (2) Authorized Capital. As of the date hereof, the only authorized and issued and outstanding shares in the capital of PTI and PTSI are set out in Schedule 7.1(2). Except as set forth in Schedule 7.1(2), there are outstanding no other shares, warrants, rights or securities convertible into shares or other evidence whatsoever of an interest in the Corporations and no shares of the Corporations are under option or are agreed to be conditionally or unconditionally issued, except pursuant to this Agreement. As at the Closing Date, the rights, privileges, restrictions and conditions attached to the shares of Preferred Stock as are set out in Schedule 1.1(41) and of the shares of Common Stock outstanding are as set out in Schedule 7.1(2).

         (3) Dividends. No dividends have been declared or paid on or in respect of the Shares and no other distribution on any of its securities or shares has been made by either of the Corporations since June 30, 1998.

         (4) Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of the Vendors and the Corporations enforceable against each of the Vendors and the Corporations in accordance with its terms, subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. Neither of the Vendors is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and the U.S. Bankruptcy Code and will not become an insolvent person as a result of the Closing.

         (5) Residence of Vendors. The Vendor is not a non-resident of Canada for purposes of Section 116 of the Income Tax Act (Canada).

         (6) Ownership of Common Shares. 458468 B.C. Ltd. will be at the Closing Time the registered and beneficial holder of the number of shares of Common Stock specified in Section 2.1 with good and marketable title thereto, free and clear of all Liens and at the Closing shall transfer to FMC good and valid title to such Common Stock, and such shares are all of the issued and outstanding shares of Common Stock owned beneficially by 458468 B.C. Ltd. in PTI, save and except for a further 65,000 shares of Common Stock to be retained by 458468 B.C. Ltd. Except as set out in Schedule 7.1(6), no Person other than FMC has any agreement, option, right or privilege capable of becoming an agreement for the purchase from 458468 B.C. Ltd. of any of the Common Stock.

         (7) Issuance of Shares to FMC. The Common Stock issued at Closing by PTI to FMC will be validly authorized and issued, fully paid up and non-assessable.

         (8)   Organization of the Corporations.

               (a) The information set out in Schedule 7.1(8) concerning the name and jurisdiction of incorporation, and the directors and officers of each of PTI, PTSI and 458468 B.C. Ltd. (the "Corporations" or the "Corporation", as applicable) is true and complete.

               (b) PTI owns all of the issued and outstanding shares of PTSI and New Financial Publishing L.L.C.;

               (c) The Corporations are incorporated and validly subsisting under the laws of their jurisdiction of incorporation.

               (d) Each Corporation is licensed or qualified to do business under the laws of the jurisdictions specified in Schedule 7.1(8) and neither the character nor the location of the properties owned by any Corporation nor the nature of the business conducted by it requires licensing or qualification under the laws of any other jurisdiction. Each Corporation has full corporate power to carry on its business and to own and operate its assets, properties and business as now carried on and owned and operated. Except as set forth in Schedule 7.1(2), there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of any Corporation including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of any Corporation.

         (9) Corporate Records. The minute book of each of PTI and PTSI, save as noted in Schedule 7.1(9) hereto, contains true, correct and complete copies, in all material aspects, of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. The share register of shareholders, register of transfers and register of directors and officers of each Corporation are complete and accurate in all material respects. In those matters where any minute book aforesaid requires the execution of further documents, Michael Withrow undertakes and agrees to provide such assistance as is reasonably requested by FMC in order to make such minute book true, correct and complete.

         (10) Bankruptcy. Neither PTI nor PTSI has made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. No Corporation has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of any Corporation or any of the Assets and no execution or distress has been levied upon any of the Assets.

         (11) SEC Reports and Financial Statements. PTI has filed with the SEC, and has heretofore made available to FMC, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since August 22, 1996 under the Securities Laws, excluding Form-10KSB for the fiscal year ended June 30, 1998, ( collectively, the "PTI SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the PTI SEC Documents, including without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Laws, and the applicable rules and regulations of the SEC thereunder. None of PTI's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (12) Financial Statements. The Corporations have furnished FMC with the annual audited consolidated financial statements of PTI for the fiscal year ended June 30, 1997, together with unaudited consolidated financial statements for the periods ended June 30, 1998 and August 31, 1998 (the "Financial Statements"), true and complete copies of which are annexed as Schedule 7.1(12). The balance sheets contained in such Financial Statements present fairly, in all material respects, the financial position of the Corporations as of their respective dates and the results of its operations for the periods indicated, in accordance with U.S. GAAP consistently applied.

         (13) Title to Assets. The Corporations have good and marketable title to all the Assets, free and clear of any and all Liens, except for Permitted Liens. The Assets are sufficient to permit the continued operation of the Business in substantially the same manner as conducted on the date of this Agreement. Schedule 7.1(13) sets out a complete and accurate list of all locations where the Assets are situate. There is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from the Corporations of the Business or of any of the Assets out of the ordinary course of business except as set forth in Section 7.1(13).

         (14) Leased Premises. Schedule 7.1(14) lists all the Premises Leases and describes accurately the lease agreements relating thereto. FMC has received a true and complete copy of such lease agreements. Each Premises Lease is in full force and effect, unamended by oral or written agreement, and the Corporations are entitled to the full benefit and advantage of such Premises Lease in accordance with the terms thereof. Except as set forth in
               Schedule 7.1(14) each Premises Lease is in good standing and there has not been any material default by any of the Corporations, and to the Knowledge of the Corporations, by any other party thereto under any Premises Lease nor are the Corporations aware of any material dispute between any Corporation and any landlord under any of the Premises Leases. None of the Premises Leases has been assigned by a Corporation in favour of any Person. The current uses of the Leased Premises comply with Applicable Law.

         (15) Contracts. Schedule 7.1(15) lists all the Contracts and the status of each of such Contracts, other than the Premises Leases, and the Corporations have provided true and complete copies of same to FMC. Except as set forth in Schedule 7.1(15) no Corporation is in material default under any Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Contract by an Corporation or to the Knowledge of the Corporations, any other party to the Contract. Except as set forth in Schedule 7.1(15) each Contract is in full force and effect, unamended by written or oral agreement, and the Corporation is entitled to the full benefit and advantage of each Contract in accordance with its terms. No Corporation has received any notice of a default by the Corporation or a dispute between the Corporation and any other party in respect of any Contract. Neither Corporation is a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee, save as disclosed in Schedule 7.1(15).

         (16) Receivables. The Receivables are valid obligations which arose in the ordinary course of business and to the Knowledge of the
               Corporations will be collected in the ordinary course of business, in the aggregate, at their full face value subject to the usual reservation for bad debts, which reservation is adequate for all reasonably foreseeable events.

         (17)  Intellectual Property and Software.

               (a) Schedule 7.1(17) lists all of the registrations and applications for registration of any material Intellectual Property and Software. All of the registrations and applications for registration of any material Intellectual Property are valid and subsisting in good standing and are recorded in the name of the Corporations.

               (b) Except as set forth in Schedule 7.1(17)(b), the Corporations have the exclusive right to use, sell, license and dispose of, and have the right to bring actions for infringement of any material Intellectual Property and Software.

               (c)   The Corporations are the sole owners,  except as set out in
                     Schedule 7.1(17), of the Intellectual Property and the Software free of any and all claims of interest by any third party, and are entitled to the exclusive and uninterrupted use of the Intellectual Property and Software without payment of any royalty or other fees.

               (d) The Corporations have made every reasonable effort to protect their legal rights to the use of the Intellectual Property and the Software. Subject to the licenses granted by the Corporations, no other Person has any right, title or interest in any of the Software. Except as described in
                     Schedule 7.1(17), and except as provided in a Software Security Agreement between PTI and West Coast Title Search Ltd. of November, 1997, all copies of any software forming a part of the Software have been disclosed or distributed solely in Object Code form and subject to agreements with appropriate copyright and confidentiality restrictions and limitations of liability. Except as described in Schedule 7.1(17), the Source Code for any of the Software has not been delivered to any Person by or on behalf of the Corporations.

               (e) Schedule 7.1(17 ) lists all current litigation, including all pending or to the Knowledge of the Corporations, threatened actions, suits or claims, relating to the Intellectual Property and/or the Software.

               (e) Except as listed in Schedule 7.1(17), all employees and independent contractors of each Corporation and other Persons involved in the development of the Software and the trade secrets included in the Intellectual property since May 2, 1997 have entered into non-disclosure agreements pursuant to which they have agreed to maintain the confidentiality of the Software and of such trade secrets included in the Intellectual Property, have assigned all rights they may have in such Software and trade secrets to the Corporations and no shareholder, officer, director or employee of the Corporations, or any other Person, has any right, title or interest in any of the Software or the Intellectual Property.

               (f) To the Knowledge of the Corporations, no Person has infringed or misappropriated the Corporations' rights to the Intellectual Property.

               (g)   To  the  Knowledge  of  the   Corporations,   there  is  no
                     governmental prohibition or restriction on the use of the Intellectual Property.

               (h) All of the Corporations' permissions and licences to use intellectual property of other Persons in relation to or in connection with the Software which is embodied in the Software and which is material to the operation of the Software (excluding commercial off-the-shelf software) are disclosed in Schedule 7.1(17). Except as disclosed in
                     Schedule 7.1(17), the Software does not contain nor embody any third party intellectual property, including software, development tools and utilities material to the performance of the Software. All such licences referred to in Schedule 7.1(17) are in full force and effect and neither the Corporations nor the other party to any such licence is in default of its obligations thereunder.

               (i)   To  the   Knowledge  of  the   Corporations,   neither  the
                     manufacture, marketing, sale, license or use of any Software or services based upon the Software currently manufactured, marketed, licensed, sold, provided or used by the Corporations violates, in any material way, any licence or agreement of the Corporations with any Person or infringes upon, or constitutes misappropriation of, the intellectual property rights of any other Person, whether common law or statutory, including rights relating to defamation, rights of privacy or publicity and contractual rights.

               (l) The computer software comprising part of the Software is in good operating condition and functions in accordance with the specifications described in the documentation related thereto, and to the Knowledge of the Corporations, is free from material errors in design and material operating defects. All source code for the computer software comprising part of the Software is sufficiently documented in the source code or in the associated documentation to enable a software developer reasonably skilled in such environment to understand, modify, compile and otherwise utilize all aspects of the Software within a reasonable time.

         (18) Licences and Permits. The Corporations hold all Licences and Permits required to carry on the Business free and clear of any and all Liens, other than Permitted Liens, and all such Licences and Permits are in full force and effect, no Corporation is in violation of any term or provision or requirement of any such Licences and Permits, and no Person has threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any such Licence or Permit.

         (19) Undisclosed Liabilities. The Corporations do not have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed in the Financial Statements or referred to or disclosed herein, other than liabilities, obligations and indebtedness incurred in the normal course of business since the date of the Financial Statements.

         (20) Consents and Approvals. All the Consents and Approvals are listed in Schedule 7.1(20). Except for the Consents and Approvals, no consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Corporations to carry on the Business after the Closing as the Business is currently carried on by the Corporations.

         (21) Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Vendors and the Corporations and the completion (with any required Consents and Approvals) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

               (a) a material default, breach or violation or an event that, with notice or lapse of time or both, would be a material default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of the Corporations;

               (b) an event which, pursuant to the terms of any Contract or Licence or Permit, causes any right or interest of any Corporation to come to an end or be amended in any way that is detrimental to the Business or entitles any other Person to terminate or amend any such right or interest;

               (c)   the creation or imposition of any Lien on any Asset; or

               (d) the violation of any Applicable Law by any of the Vendors or the Corporations.

         (22) Litigation. Except as set out in Schedule 7.1(22), there is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by an regulatory body or governmental or non-governmental body pending or threatened by or against any Corporation Related to the Business or affecting the Business or the operation or capital of the Corporations or the transactions contemplated by this Agreement, and, to the Knowledge of the Corporations and Michael Withrow, there is no factual or legal basis which is reasonably likely to give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

         (23) Employment Contracts. Schedule 7.1(23) lists, as of the date of this Agreement, the compensation and benefit of each of the senior employees and directors of the Corporations and the Corporations have provided true and complete copies of same to FMC. To the Knowledge of the Corporations, the Corporations are in compliance with all Applicable Laws relating to Employees and terms of employment and, except as set out in Schedule 7.1(23) are not a party to or bound by any additional or other contracts for the employment of any senior employee or director or any bonus, deferred compensation, profit sharing, retirement, hospitalization insurance or other plans or arrangements providing employee benefits, except for the plans providing employee benefits described in Schedule 7.1(24). Except for remuneration paid to employees in the usual and ordinary course of business and made at current rates of remuneration no payments have been made or authorized by the Corporations to officers, directors or employees of either Corporation.

         (24) Employee Plans. The Corporations have made available to FMC all the employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the Employees or former Employees, more particularly set out in Schedule 7.1(24), which are currently maintained or were maintained at any time in the last five calendar years (the "Employee Plans"). All obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no Taxes, penalties or fees are owing or exigible under any of the Employee Plans.

         (25) Customers and Suppliers. Schedule 7.1(25) lists all customers and the largest suppliers of the Corporations (or such additional customers or suppliers of such Corporation which are sufficient to constitute twenty per cent or more of total sales or purchases, as the case may be) for the 12 month period immediately before the date of this Agreement, and the aggregate amount which each customer was invoiced and each supplier charged and was paid during such period. Except as set out in Schedule 7.1(25), no Corporation is aware of, nor has it received notice of, any intention on the part of any such customer or supplier to cease doing business with the Corporations or to modify or change in any material manner any existing arrangement with the Corporations for the purchase or supply of any products or services. The relationships of each Corporation with each of its principal suppliers, shippers and customers are satisfactory and, except as set out in Schedule 7.1(25), there are no unresolved disputes with any such supplier, shipper or customer

         (26) Product Warranties. To the Knowledge of the Corporations there are no existing, pending or threatened claims against any Corporation on account of product warranties or with respect to the production or sale of defective or inferior products.

         (27) Affiliated Transactions. Except as described in Schedule 7.1(27), no Corporation is liable in respect of advances, loans, guarantees to or on behalf of any shareholder, officer, director, Employee or Affiliate of the Corporation or any other Person with whom the Corporation does not deal at arm's length.

         (28) Intercompany Services. Except as described in Schedule 7.1(28), there are no material intercompany services provided by any Corporation by the Vendors or by any Affiliate of the Vendors.


         (29) Filings. Except as set out in Schedule 7.1(29), each Corporation has prepared and filed on time with all appropriate government bodies including, without limitation, all securities commissions and regulatory bodies, all tax returns, declarations, remittances, information returns, reports and other such documents of every nature required to be filed by or on behalf of the Corporations in respect of any Taxes or in respect of any other provision in any domestic or foreign, federal, provincial, municipal, state, territorial or other relevant statute for all fiscal periods ending prior to the date hereof and will continue to do so in respect of any fiscal period ending on or before the Closing Date. All such filed returns, declarations, remittances, information returns, reports and other documents are correct and complete in all material respects, and no material fact has been omitted therefrom. PTI is a "reporting issuer" in the United States and is not in default or on the list of defaulting reporting issuers maintained under any Applicable Laws.

         (30) Cease Trade Order. No securities commission or similar regulatory body nor any securities exchange has issued any order preventing or suspending trading in any securities of PTI and PTI is not in default of any requirements of any Applicable Laws relating to securities.

         (31) Taxes Paid. Except as set out in Schedule 7.1(31), each Corporation has paid in full all Taxes required to be paid on or prior to the date hereof and has made adequate provision in the Financial Statements in accordance with generally accepted accounting principles for the payment of all Taxes in respect of all fiscal periods ending on or before the Closing Date.

         (32) Absence of Certain Changes or Events. Except as otherwise disclosed herein, and since August 31, 1998, no Corporation has:

               (a)   suffered any Material Adverse Change;

               (b)   amended its certificate or articles of incorporation;

               (c) declared or made any payment of any dividend or other distribution in respect of its shares and has not redeemed, purchased or otherwise acquired any shares;

               (d) issued or sold any shares or other securities or issued, sold or granted any option, warranty or right to purchase any shares or other securities;

               (e) disposed of any of the Assets reflected on the balance sheet forming part of the Financial Statements, except sales of inventories in the normal course of business;

               (f)   changed  any  accounting  or  costing  systems  or  methods
                     (including,   without   limitation)   revenue   recognition
                     methods) in any material respect;

               (g)   suffered any extraordinary  loss or cancelled or waived any
                     material   debt,   claim  or  other  right  other  than  as
                     specifically agreed to herein;

               (h)   incurred  or  assumed  any   liabilities,   obligations  or
                     indebtedness (whether accrued, absolute, contingent or otherwise) or extended any guarantee except current liabilities, obligations and indebtedness in the normal course of business;

               (i) made or granted any bonus, increased the compensation paid (other than for normal merit and cost of living increases) or made or guaranteed any loans or advances to any Director, Officer, senior employee or Affiliate in any material way;

               (j) mortgaged, pledged, granted a security interest in or otherwise encumbered any of the Assets, except in the normal course of business;

               (k) entered into any Contract or any other transaction that was not in the normal course of business; or

               (l) terminated, cancelled or modified in any material respect or received notice or a request for termination, cancellation or modification in any material respect of any Contract, except in the normal course of business.

         (33)  Securities Laws.

               (a) PTI is not, and as a result of the sale of the Common Stock and the Vendor's Shares contemplated hereby will not be an "investment company" as defined in the United States Investment Company Act of 1940, as amended;

               (b) None of PTI, its affiliates or any person acting on its or their behalf have engaged or will engage in any form of (i) general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to offers or sales of the Common Stock and the Vendor's Shares, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or (ii) any Directed Selling Efforts in the United States (within the meaning of Regulation S) with respect to the Common Shares and the Vendor's Shares.

               (c) Except with respect to the offer and sale of the Shares of Common Stock and the Vendor's Shares offered hereby, neither of PTI nor any of its affiliates have, for a period of six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of its securities in the United States.

         (34) Full Disclosure. The foregoing resolutions and warranties (including the Schedules) do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Shares seeking full information as to the Corporations and their respective properties, businesses and affairs.

7.2 Representations and Warranties of FMC. FMC represents and warrants to the Vendors and the Corporations as follows:

         (1) Incorporation and Power. FMC is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws.

         (2) Due Authorization. FMC has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of FMC.

         (3) Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of FMC enforceable against FMC in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

         (4) Consents and Approvals. No consent or approval of any Person is required by FMC in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

         (5) No Registration. FMC understands that the Common Stock and Vendor's Shares have not been and will not be registered under the Securities Act or any applicable state securities laws and that the contemplated sale is being made in reliance on the exemption from registration provided by Regulation S under the Securities Act.

         (6) Restrictions on Resale. FMC agrees that if it decides to offer, sell or otherwise transfer any of the Shares of Common Stock or Vendor's Shares, such shares may be offered, sold or otherwise transferred only (i) in accordance with the provisions of Regulation S promulgated under the Securities Act, (ii) pursuant to an effective registration statement or (iii) pursuant to an available exemption from registration under the Securities Act and in compliance with any applicable state securities laws. FMC further agrees not to engage in hedging transactions with such securities unless in compliance with the Securities Act.

         (7) Legend. FMC understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing Shares of Common Stock and Vendor's Shares, and all certificates issued in exchange thereof, shall bear the following legend:

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS."

provided, that if any such securities are being sold pursuant to an exemption under section 7.2(6)(iii) above, the legend may be removed by delivery to the registrar and transfer agent and PTI of an opinion of counsel, of recognized standing reasonably satisfactory to PTI that such legend is no longer required under applicable requirements of the Securities Act or state securities laws.

         (10) Consent. FMC consents to PTI making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth and described herein.

         (11) Residency. FMC certifies that it is not a U.S. Person as that term is defined by Rule 902(k) of Regulation S. Neither PTI nor the Vendors offered to sell or solicited an offer to buy from FMC, nor did FMC offer to purchase or solicit an offer to sell the Shares from either PTI or the Vendors, at a time when FMC or any of FMC's agents or representatives, acting as such in connection with this transaction, were physically located within the United States. At the time the purchase agreement originated, FMC was physically located outside the United States. FMC is not subscribing for Shares as a result of or, to FMC's knowledge, subsequent to any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Stock, including, any advertisement, article, notice or other communication published in any newspaper, magazine or other publication of general circulation in the United States.

         (10) FMC Acquiring for Own Account. FMC will acquire the Shares for FMC's own account for investment and not with a view to the sale or disposition thereof or the granting of any participation therein. FMC has no present intention of distributing or selling to others any interest in the Shares or granting any participation therein. FMC certifies that it is not acquiring the securities for the account or benefit of any U.S. Person or is a U.S. Person when it purchased securities in a transaction that did not require registration under the Securities Act.

7.3 Survival of Representations and Warranties.

         (1) The representations and warranties contained in Section 7.1 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Closing Date, and notwithstanding the Closing and any inspection or inquiries made by or on behalf of FMC, shall continue in full force and effect for the benefit of FMC, after which time the Vendors and Corporations, as applicable, shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by FMC in writing (setting out in reasonable detail the nature of the Claim and the approximate amount of such Claim) before the expiration of such period, but (a) there shall be no time limit on the representations and warranties of the Vendors and the Corporations which relate to the enforceability of the Vendors' or the Corporations' respective obligations under this Agreement in Section 7.1(4), the incorporation of the Corporations in
               Section 7.1(8), the due authorization of this Agreement by the Corporation in Section 7.1(1) or to the title of the Vendor's Shares in Section 7.1(6}, and (b) the time limit in connection with the representations and warranties of the Corporations relating to Intellectual Property and Software matters in Section 7.1(17) shall be five years.

         (2)   The  representations  and  warranties of FMC contained in Section
               7.2 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Closing Date, and notwithstanding the Closing, shall continue in full force and effect for the benefit of the Vendors and the Corporations, after which time FMC shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Vendors or the Corporations in writing (setting out in reasonable detail the nature of the Claim and the appropriate amount thereof) before the expiration of such period, but there shall be no time limit on the representations and warranties of FMC which relate to the incorporation of FMC in
               Section 7.2(1), the due authorization of this Agreement by FMC in
               Section 7.2(2) and the enforceability of FMC's obligations under this Agreement in Section 7.2(3).

         (2) Despite Sections 7.3(1) and 7.3(2), in the event that any representation or warranty of any Party under Section 7.1 or 7.2 is made with the intent to deceive in reckless disregard of the accuracy of such representation and warranty, such representation and warranty shall survive the Closing in perpetuity.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1 Indemnity by the Vendors/Corporations. The Vendors and the Corporations shall on a joint and several basis indemnify and hold FMC, its directors, officers, employees, agents and representatives harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (hereinafter referred to as a "Claim") which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

         (1) any incorrectness in or breach of any representation or warranty of the Vendors or the Corporations contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

         (2) any breach of or any non-fulfillment of any covenant or agreement on the part of the Vendors or Corporations under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, provided however that the Corporations shall not be liable for any Claim by FMC in connection with the breach of any representation or warranty of the Vendors contained in this Agreement or under any other agreement, certificate or instruments executed and delivered pursuant to this Agreement relating to the enforceability of the Vendors' obligations under this Agreement in Section 7.1(4), or to the title of each Vendor to the Common Stock in Section 7.1(6) or the breach or non-fulfillment of any covenant or agreement on the part of the Vendors under this Agreement or any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

8.2 Indemnity by FMC. FMC shall indemnify and hold each of the Vendors and the Corporations, their directors, officers, employees, agents, representatives and Affiliates and their respective directors, officers, employees, agents and representatives harmless in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

         (1) any incorrectness in or breach of any representation or warranty of FMC contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

         (2) any breach or non-fulfilment of any covenant or agreement on the part of FMC under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

8.3 Withrow Indemnity. In addition, FMC shall indemnify Michael Withrow for any liability against him imposed or arising from any activity or out of actions taken or omitted, as a Director or Officer of PTI and/or PTSI, in whole or in part from the transactions contemplated by this Agreement and effected during the period commencing immediately prior to the execution of the letter of intent and ending on the Closing Date.

8.4 Limitation. Except to the extent relating to any known and undisclosed liability or fraud, no Party shall have any Liability for indemnification pursuant to Sections 8.1 and 8.2. Neither of the Vendors or the Corporations shall have any Liability for indemnification pursuant to Section 8.1(1) in any amount in excess of the portion of the Purchase Price received by such Vendor or Corporation as the case may be. FMC shall have no Liability for indemnification pursuant to Section 8.2 in any amount in excess of the portion of the Purchase Price paid by FMC to the Vendor or the Subscription Price paid to the Corporation.

8.5 Notice of Claim. If an Indemnified Party becomes aware of a Claim in respect of which indemnification is provided for pursuant to any of Sections 8.1, 8.2 or 8.3, as the case may be, the Indemnified Party shall promptly give written notice of the Claim to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent the information is available):

               (a)   the factual basis of the Claim; and

               (b)   the amount of the Claim, if known.

If through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time effectively to contest the determination of any liability susceptible of being contested, then the Liability of the Indemnifying Party to the Indemnified Party under this Article shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

8.6 Direct Claims. In the case of a Direct Claim, the Indemnifying Party shall have 60 days from receipt of notice of the Claim within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to non-binding mediation in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

8.7 Third Party Claims. In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim. If the Indemnifying Party elects to assume such control, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses incurred as a result of such participation or assumption. The Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). The Indemnified Party shall cooperate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. If, having elected to assume control of the negotiation, settlement or defence of the Third Party claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defence with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that (i) the Indemnified Party is required by Applicable Law or the order of any court, tribunal or regulatory body having jurisdiction, or (ii) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third Party Claim by a customer relating to products or services supplied by the Business or
(B) a Third Party Claim relating to any Contract which is necessary to the ongoing operations of the Business or any material part thereof in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential Contract, to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration from which there shall be no appeal.

8.8 Settlement of Third Party Claims. If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

8.9 Interest on Claims.  The amount of any Claim  submitted under Section 8.1 or
8.2 as damages or by way of indemnification shall bear interest from and including the date any Indemnified Party is required to make payment in respect thereof at the Prime Rate calculated from and including such date to but excluding the date reimbursement of such Claim by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such Claim.

8.10 Tax Adjustments. The amount of any Claim submitted under Section 8.1 or 8.2 as damages or by way of indemnification shall be determined on an after-Tax basis, and without limiting the generality of the foregoing shall (a) be net of the present value of any Tax benefits to the Indemnified Party resulting from the claim for indemnity and (b) include the amount necessary to hold the Indemnified Party harmless after Tax. The present value of any Tax benefits shall be the amount, calculated on the date that is the Business Day immediately preceding the date of payment of the Claim, that is required to provide a yield from such date to the last day of the latest taxation year of the Indemnified Party to which the Tax benefits relate that is equal to the sum of the yield to maturity on such date, assuming semi-annual compounding, that a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date and maturing approximately on the last day of the latest taxation year of the Indemnified Party to which the Tax benefits relate, plus five per cent.

8.10 Set-0ff. FMC shall be entitled to set-off the amount of any Claim submitted under Section 8.1 as damages or by way of indemnification against the Corporations, once finally determined, against any other amounts payable by FMC to the Corporations whether under this Agreement or otherwise.

8.11 Dispute Resolution. In the event that any Party shall have any disagreement, dispute, controversy or claim arising out of or relating to this Agreement, the performance or interpretation hereof, the relationship contemplated hereby, or the breach, termination or invalidity hereof or thereof ( a "Dispute"), then such Party shall notify each other in a writing setting forth briefly the nature of the Dispute and the amount involved, if any. Within ten (10) days of receipt of such notice, the Parties shall each designate a representative with full power and authority to resolve the Dispute, who shall meet within fifteen (15) days of their designation to attempt through good faith negotiation to reach an amicable resolution. If the Parties are unable to resolve the Dispute within sixty (60) days following the date on which negotiations commenced, any Party can submit the Dispute to mediation in accordance with the procedures of the American Arbitration Association. Nothing in this Agreement is intended to limit a Party's right to seek, at any time, injunctive or other provisional judicial relief if in the circumstances such relief is necessary to avoid irreparable harm or other injury for which there is no adequate remedy at law.

8.12 Except as provided in Section 8.11 above, in no event shall any party commence litigation against any other until the conclusion of the ten (10) day period provided in Section 8.11 above for demanding mediation with such notice having been made or, if demand has been made, until the arbitrator declares that the arbitration has concluded without successful resolution or three (3) months have elapsed since the arbitrator accepted his appointment.

                                    ARTICLE 9
                                 INTERIM PERIOD

9.1 Investigation. Until the Closing, FMC and its representatives and advisers shall be permitted to make such investigations, inspections, surveys or tests of the properties and assets of the Corporations, their predecessor companies and their Affiliates and of their respective financial and legal condition as FMC deems necessary or desirable to familiarize itself with such properties, assets and other matters. Without limiting the generality of the foregoing, FMC shall be permitted complete access to all documents relating to information scheduled or required to be disclosed under this Agreement, to the Books and Records, the Contracts, the Leased Premises, the Employees, records regarding suppliers, customers and regulators and environmental reports, surveys, inspection reports and all other reports prepared by advisers of the Corporations, their predecessor companies and their Affiliates and the Corporations shall provide to FMC photocopies of all such written information and documents as may be reasonably requested by FMC. Any such investigations, inspections, surveys or tests shall not, however, affect or mitigate the representations and warranties of the Vendors and the Corporations under this Agreement which shall continue in full force and effect as provided under this Agreement.

9.2 Authorizations. The Vendors and the Corporations shall execute and deliver any authorizations required to permit the investigations, inspections, surveys or tests described in Section 9.1.

9.3 Confidentiality.

         (1) Each party shall hold in strictest confidence and not use in any manner, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of the other Party.

         (2) Section 9.3(1) shall not apply to the disclosure of any Confidential Information where such disclosure is required by Applicable Law. In that case, the Party required to disclose shall, as soon as possible in the circumstances, notify the other Party of the requirement. Upon receiving such notification, the other Party may take any reasonable action to challenge the requirement, and the affected Party shall, at the expense of the other Party, assist the other Party in taking such reasonable action.

         (3) Following the termination of this Agreement, each Party shall promptly, upon request from the other Party, return to the requesting Party all copies of any tangible items (other than this Agreement), if any, which are or which contain Confidential Information of the requesting Party; provided that if the Party so obligated to return Confidential Information has prepared summaries or analyses containing or concerning Confidential Information, then such Party may, instead of returning the summaries or analyses, destroy them and provide a certificate to that effect to the requesting Party.

         (3)   For the purposes of this Section 9.3:

               (a) "Confidential Information" of a Party at any time means all information relating to the business of such Party and its Affiliates (including business plans, way of doing business, business results and prospects and customer lists) which,

                     (i) at the time is of a confidential nature (whether or not specifically identified as confidential) and is known or should be known by the other Party as being confidential, and

                     (ii) has been or is from time to time made known to or is otherwise learned by the other Party as a result of the matters provided for in this Agreement, including the following information:

                     (iii) the terms of this Agreement;

                     (iv)  a  Party's  proprietary   software  and  Intellectual
                           Property; and

                     (v) a Party's business records, but not including any information that at such time:

                     (vi) has become generally available to the public other than as a result of a disclosure by the other Party.

9.4 Risk of Loss. Until the Closing, the Corporations shall maintain in full force all the policies of property damage insurance under which any of the Assets is insured. If before the Closing any of the Assets is lost, damaged or destroyed and the loss, damage or destruction constitutes a Material Adverse Change, then FMC may terminate this Agreement in accordance with the provisions hereof.

9.5 Action During Interim Period. During the Interim Period, the Corporations shall be operated and managed in the usual and ordinary course of business such that the Corporations shall:

         (1) other than changes to compensation or other benefits which have been approved by a majority of the board of directors or in accordance with existing agreements, not make or agree to make any material change in the compensation of any Senior Employee and not pay or agree to pay or set aside any bonus, profit sharing, retirement, insurance, death, severance or fringe benefit or other extraordinary or indirect compensation to, for or on behalf of any Senior Employee;

         (2) not dispose of any of the Assets, except for sales of inventories in the normal course of business;

         (3) not enter into any Material Contract that is not in the normal course of business;

         (4) not issue any shares or other securities of the Corporations in connection with the warrant transactions or the exercise of options already granted;

         (4) not declare or cause to be paid any dividend or make any other form of distribution or payment on the Shares or any other securities of the Corporations;

         (5) use all reasonable efforts not to default in the performance of any term or condition of any Material Contract or Licences and Permits;

         (6)   not  cancel  any  policy  of  insurance   which  relates  to  the
               Corporations or any of the Assets, except with the prior written consent of FMC;

         (7)   use  all  reasonable  efforts  to  maintain  relations  with  the
               suppliers,   customers  and  landlords  of  the  Corporations  in
               accordance with past custom and practice; and

         (8) except as otherwise disclosed herein, pay before delinquency all Taxes and other obligations which become due and payable by the Corporations.

9.6 Exclusive Dealings. During the Interim Period neither the Vendors nor the Corporations without the consent of FMC, not to be unreasonably withheld, shall take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than FMC and the designated and authorized representatives of either party, concerning any sale, transfer or assignment of the Shares or the Assets
(other than sales in the ordinary course of business) involving the Corporations. The Vendors and the Corporations shall notify FMC promptly if any such discussions or negotiations are sought or if any proposal for a sale, transfer or assignment of the Shares or the Assets is received or being considered. Notwithstanding the foregoing, the restrictions set out in this
Section 9.6 shall not apply following the termination of this Agreement.

9.7 Regulatory Approvals. The Vendors shall cooperate, and shall cause the Corporations to cooperate, with FMC and render all necessary assistance required by FMC in connection with any application, notification or filing of FMC to or with any regulatory agency, at FMC's expense.

9.8 Updates to Information. The Vendors and the Corporations shall update on or before Closing, by amendment or supplement, any of the information disclosure schedules referred to in this Agreement and any other disclosure in writing to FMC as soon as reasonably possible after new or conflicting information comes to the attention of the Vendors or the Corporations. FMC shall not be obligated to accept any such amendment or supplement if it results in a Material Adverse Change in the Business and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by FMC of any provision of this Agreement.

                                   ARTICLE 10
                                     GENERAL

10.1 Expenses. FMC shall be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transactions contemplated in this Agreement. PTI shall be responsible for and bear all of the expenses of PTI, PTSI and the Vendors, including, without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating the transactions contemplated in this Agreement. Any GST taxes incurred by the Vendors as a result of the Closing shall be paid as part of the purchase price by FMC.

10.2 Public Announcements. Except to the extent otherwise required by law or with the prior consent of the other Party, no Party shall make any public announcement regarding this Agreement or the transactions contemplated by this Agreement. The parties shall mutually agree upon an appropriate public announcement to be made after execution of this Agreement.

10.3 Post-Closing Covenants.

         (1) FMC agrees to resell the securities purchased hereunder only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to an effective registration statement, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

         (2) The parties agree that PTI will not register any transfer of the securities acquired by FMC hereunder not made in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to an effective registration statement, or pursuant to an available exemption from registration; provided, however, that if such securities are in bearer form or foreign law prevents PTI from refusing to register securities transfer, PTI shall implement reasonable procedures to prevent any transfer of the securities not made in accordance with the provisions of Regulation S, promulgated under the Securities Act.

10.4 Notices. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

                     (i)   if to the Vendors, to:

                           c/o Michael Withrow
                           #12 1850 Argue Street
                           Port Coquitlam, B.C.  V3C 5K4

                           Fax:

                     (ii)  if to the Corporations, to:

                           PowerTrader Inc.
                           885 Dunsmuir Street, Suite 591
                           Vancouver, B.C.   V6C 1N5

                           Attn.  Michael C. Withrow, CEO

                           Fax:

                     with  a copy to:

                           Mr. Douglas J. Bates
                           c/o Gallop, Johnson & Neuman, L.C.
                           101 South Hanley Road, Suite 1600
                           St. Louis, Missouri   63105

                           Fax:     (314) 862-1219

                     (iii) if to FMC, to:

                           Financial Models Company Inc.
                           2355 Skymark Avenue
                           Mississauga, Ontario   L4W 4Y6

                           Attention:  Richard W. Arnold

                           Fax:     (905) 629-0022

                           with a copy to:

                           McCarthy Tetrault
                           Suite 4700
                           Toronto Dominion Bank Tower
                           Toronto Dominion Centre
                           Toronto, Ontario   M5K 1E6

                           Attention:  Christa Wessel

                           Fax:     (416) 868-1853

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. local time of the recipient on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt. Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.

10.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

10.6 Waiver. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7 Non-Merger. Each party hereby agrees that all provisions of this Agreement, other than (a) the conditions in Article 6 and (b) the representations and warranties contained in Article 7 and the indemnities in Sections 8.1, 8.2 and
8.3 hereof (which shall be subject to the arrangements made in such Articles or Sections) shall forever survive the execution, delivery and performance of this Agreement, Closing and the execution, delivery and performance of any and all documents delivered in connection with this Agreement.

10.8 Further Assurances. Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require for the purposes of giving effect to this Agreement.

10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Provinces of Ontario and the laws of Canada applicable in such Province.

10.10 Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. No Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Parties, provided, however, that from and after the Closing, FMC shall be entitled to transfer all or a portion of the Shares, and all ancillary rights therein and thereto, without the prior written consent of any other Party.

10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Parties an original of the signed copy of the Agreement which was so faxed.

         IN WITNESS WHEREOF the Parties have executed this Agreement as of the 15th day of October, 1998.


FINANCIAL MODELS COMPANY INC.             POWERTRADER,  INC.


Per:                                      Per:
     -----------------------------             ---------------------------------

Name:                                     Name:
Title:                                    Title:


POWERTRADER SOFTWARE INC.                458468 BC, LTD.



Per:                                      Per:
     -----------------------------              --------------------------------
Name:                                     Name:
Title:                                    Title:
                                              )
                                              )
                                              )
                                              )---------------------------------
                                              )     Michael Withrow
                                              )